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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-72250), Form S-8 (No. 333-37062), Form S-8 (No.
333-43370), Form S-8 (No. 333-43372), Form S-8 (No. 333-43376), Form S-8 (No.
333-45766), Form S-8 (No. 333-82369), Form S-8 (No. 333-82383), Form S-8 (No.
333-82381), Form S-8 (No. 333-82711), Form S-8 (No. 333-115457) of S1
Corporation of our report dated March 15, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
Atlanta, Georgia
March 15, 2005